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                                                                    Exhibit 10.2

                          TRANSITION SERVICES AGREEMENT
                                       AND
                   AMENDMENT TO MANAGEMENT SERVICES AGREEMENT


        This Transition Services Agreement and Amendment to Management Services Agreement (this "Agreement") is entered into as of this 15th day of March, 2001 by and among JCIV, IV, a California limited liability company ("JCIV"), JCM Partners, LLC, a Delaware limited liability company ("JCM"), and John Connolly IV, the managing member of JCIV and the Chief Executive Officer and President of JCM ("Connolly").

                                    RECITALS:

        1. JCM and JCIV have previously entered into a management services agreement dated as of July 1, 2000 (the "Management Services Agreement").

        2. Pursuant to the terms of the Management Services Agreement, JCIV has employed Connolly to serve as the Chief Executive Officer and President of JCM.

        3. The term of the Management Services Agreement expires on April 30, 2001.

        4. JCM, Connolly and JCIV wish to accelerate the termination date specified in the Management Services Agreement and enter into this Agreement whereby, among other things, Connolly will provide transition services to or through JCIV.

                                   AGREEMENT:

        1. AMENDMENT OF MANAGEMENT SERVICES AGREEMENT. JCIV, Connolly and JCM hereby agree that that Section 1 of the Management Services Agreement shall be, and hereby is, amended and restated to read in full as follows:

               "1. Engagement. The Company hereby retains Executive for the period commencing on the Effective Date and continuing through March 15, 2001, subject to termination as provided under Section 4 below. Executive accepts such engagement."

        2. RESIGNATION OF CONNOLLY AS AN OFFICER OF JCM. Effective as of 5:00 p.m., Pacific time, on the date of this Agreement, Connolly hereby resigns as
(i) the President, Chief Executive Officer, Chief Financial Officer, Secretary and tax matters partner of JCM, (ii) a member of the Board of Managers of JCM, and (iii) a trustee of the trust created under the JCM 401(k) Retirement Plan. Effective as of 5:00 p.m., Pacific time, on the date of this Agreement, Connolly hereby also resigns from all other officer, director, manager, partner or trustee positions that he may have or may be deemed to have with JCM, IRM Corporation or any affiliates (including trusts) or subsidiaries of JCM or IRM Corporation.

        3. NO FURTHER COMPENSATION OBLIGATIONS UNDER THE MANAGEMENT SERVICES AGREEMENT. JCIV and Connolly hereby agree and acknowledge that all compensation payable to JCIV pursuant to Section 3(a) of the Management Services Agreement for all periods up to and including the date of this Agreement has been paid in full to JCIV and no further amounts shall be payable to JCIV or Connolly pursuant to Section 3(a) of the Management Services Agreement.


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        4. ENGAGEMENT OF CONNOLLY AS A CONSULTANT.

               (a) JCM hereby engages Connolly as an independent contractor to assist JCM and its designees with transition services including, without limitation, the preparation of a master list of significant projects or tasks to be completed within the next six months (including the status thereof, the identity of the primary outside contact, the responsible JCM employee or employees and any applicable due date or dates), and Connolly accepts the engagement to provide such consulting services on the terms and conditions set forth in this Agreement.

               (b) The term of this engagement shall commence at 9:00 a.m., Pacific Time, on March 19, 2001 and shall terminate at 5:00 p.m., Pacific Time, on March 30, 2001 (the "Consulting Period").

               (c) During the Consulting Period, Connolly agrees to devote twenty (20) hours each week to the performance of services under this Agreement.

               (d) As compensation for the consulting services to be provided pursuant to this Section 4, JCM shall pay Connolly sixty two thousand, four hundred and ninety nine dollars ($62,499), which amount shall be payable in full on March 30, 2001.

               (e) Subject to his availability, Connolly agrees to provide JCM with consulting services after the Consulting Period. JCM agrees to compensate Connolly for any such post-Consulting Period services at the rate of $405 per hour.

        5. ENTIRE AGREEMENT. This Agreement, and the Management Services Agreement as amended by this Agreement, contain the entire understanding and agreement between the parties with respect to its subject matter and supersede all prior and contemporaneous written or oral agreements, representations or warranties between the parties with respect to the subject matter hereof.

        6. AMENDMENT. This Agreement may be amended only by a writing signed by all of the parties to this Agreement.

        7. NO ASSIGNMENT. This Agreement may not be assigned by JCIV or Connolly.

        8. INDEPENDENT CONTRACTOR. During the Consulting Period, the relationship between JCM and Connolly is that of independent contractor. This Agreement is not authority for Connolly to act for JCM as its agent or make commitments for JCM.

        9. GOVERNING LAW. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of California.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

JCM PARTNERS, LLC                           JCIV, LLC


By  /s/ M. W. VANNI                         By  /s/ JOHN CONNOLLY IV
   -------------------------------             ---------------------------------
        Michael Vanni                             John Connolly IV
        Chairman of the Board                     Its managing member

/s/ JOHN CONNOLLY IV
---------------------------------
John Connolly IV


              [SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT AND
                  AMENDMENT TO MANAGEMENT SERVICES AGREEMENT]


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